EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES:
Contract drilling	$160,613	$131,044	$650,562	$586,507

COSTS AND EXPENSES:
Contract drilling	65,477	54,938	252,427	221,709
Depreciation	8,063	9,538	37,030	35,119
General and administrative	9,937	6,856	40,620	31,639
Other-net	(334)	(350)	(1,855)	(402)
	83,143	70,982	328,222	288,065
OPERATING INCOME	77,470	60,062	322,340	298,442

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(715)	(649)	(2,725)	(2,293)
Interest income	104	25	364	282
	(611)	(624)	(2,361)	(2,011)
INCOME BEFORE INCOME TAXES	76,859	59,438	319,979	296,431
PROVISION FOR INCOME TAXES	12,630	11,154	62,983	45,686
NET INCOME	$64,229	$48,284	$256,996	$250,745

EARNINGS PER COMMON SHARE:
Basic	1.00	0.75	3.99	3.91
Diluted	0.99	0.75	3.95	3.89
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,439	64,212	64,391	64,167
Diluted	64,951	64,786	65,028	64,493